                                                                   EXHIBIT 10.25












                                MEMBERS AGREEMENT

                                       FOR

                            INCON PROCESSING, L.L.C.

                                     BETWEEN

                                 AC HUMKO CORP.

                                       AND

                            INCON TECHNOLOGIES, INC.






                                  JUNE 25, 1999




       The notation [*] herein indicates information omitted pursuant to a request for confidential treatment filed with the Commission. The confidential information has been filed separately with the Commission.

                                TABLE OF CONTENTS

                                                                                                          PAGE
                                                                                                          ----
ARTICLE I

         DEFINED TERMS.......................................................................................1
         1.1      Defined Terms..............................................................................1
         1.2      Terminology................................................................................7

ARTICLE II

         ORGANIZATION........................................................................................7
         2.1      Formation..................................................................................7
         2.2      Name.......................................................................................7
         2.3      Registered Office; Registered Agent; Offices...............................................7
         2.4      Purposes...................................................................................7
         2.5      Foreign Qualification......................................................................7
         2.6      Term.......................................................................................8
         2.7      No State-Law Partnership...................................................................8

ARTICLE III

         MEMBERS AND MEMBERSHIP..............................................................................8
         3.1      Members; Membership Interests..............................................................8
         3.2      Encumbrances of Membership Interests.......................................................8
         3.3      Admission of New Members...................................................................8
         3.4      Information................................................................................9
         3.5      Liability to Third Parties.................................................................9
         3.6      Expulsion..................................................................................9
         3.7      Resignation................................................................................9

ARTICLE IV

         CAPITAL AND OTHER CONTRIBUTIONS.....................................................................10
         4.1      Initial Contributions......................................................................10
         4.2      Subsequent Capital Contributions...........................................................11
         4.3      Failure to Contribute......................................................................11
         4.4      Security Agreement.........................................................................12
         4.5      Special Cash Calls.........................................................................13
         4.6      Return of Contributions....................................................................15
         4.7      Special Humko Provisions...................................................................15

ARTICLE V

         MANAGEMENT OF THE COMPANY...........................................................................16
         5.1      Management by Members......................................................................16

         5.2      Management Committee.......................................................................16
         5.3      CEO, COO, CFO and CTO......................................................................21
         5.4      Conflicts of Interest......................................................................23
         5.5      Indemnification for Breach of Agreement....................................................23

ARTICLE VI

         ALLOCATIONS; DISTRIBUTIONS..........................................................................24
         6.1      Allocations................................................................................24
         6.2      Distributions..............................................................................24
         6.3      Liquidating Distributions..................................................................25

ARTICLE VII

         FINANCIAL MATTERS...................................................................................25
         7.1      Maintenance of Books and Records...........................................................25
         7.2      Fiscal Year; Reports.......................................................................25
         7.3      Bank Accounts and Investments..............................................................26
         7.4      Loans by Members to the Company............................................................27
         7.5      Insurance..................................................................................27
         7.6      Tax Returns................................................................................27
         7.7      Tax Elections..............................................................................27

ARTICLE VIII

         PLANNING AND BUDGETS................................................................................28
         8.1      Annual Business Plan.......................................................................28
         8.2      Annual Budgets.............................................................................28
         8.3      Completion Date; Failure to Agree..........................................................29
         8.4      Proposals for Nonbudgeted Capital Expenditures.............................................29
         8.5      Initial Business Plan, Operating Budget and Capital Expenditure Budget.....................29

ARTICLE IX

         AGREEMENTS REGARDING CERTAIN OPERATIONS.............................................................29
         9.1      Utilization of Production Capacity.........................................................29
         9.2      Restrictions Relating to Certain Products and Materials....................................30

ARTICLE X

         LIABILITIES AND INDEMNIFICATION.....................................................................30
         10.1     Indemnity of Members by the Company........................................................30
         10.2     Claims by InCon's Employees................................................................31
         10.3     General Indemnity Provisions-Humko.........................................................31
         10.4     General Indemnity Provisions-InCon.........................................................31

ARTICLE XI

         DISPOSITIONS OF MEMBERSHIP INTERESTS................................................................32
         11.1     Dispositions of Membership Interests.......................................................32
         11.2     Change of Control of InCon.................................................................32
         11.3     Preferential Right on Sales................................................................32
         11.4     Buy-Sell Option............................................................................33

ARTICLE XII

         DISSOLUTION OF THE COMPANY..........................................................................33
         12.1     Dissolution................................................................................33
         12.2     Deficit Capital Accounts...................................................................34
         12.3     Winding-Up.................................................................................34
         12.4     Effect of Dissolution on the Transition Services Agreement.................................35
         12.5     Bankruptcy Remedies........................................................................35
         12.6     No Consequential Damages...................................................................35

ARTICLE XIII

         DEADLOCK RESOLUTION PROCEDURES......................................................................35
         13.1     Notice of Deadlock Issue...................................................................35
         13.2     Special Meeting of Members.................................................................35
         13.3     Post-Meeting Time Period to Resolve Deadlock Issue.........................................35
         13.4     Declaration of Deadlock Event..............................................................35
         13.5     Failure to Declare Deadlock Event..........................................................36
         13.6     Post-Declaration Time Period to Resolve Deadlock Event.....................................36
         13.7     Election to Dissolve Company...............................................................36
         13.8     Buy-Sell Option............................................................................36

ARTICLE XIV

         BUY-SELL OPTION.....................................................................................36
         14.1     Buy-Sell Notice............................................................................36
         14.2     Actions by Receiving Member................................................................36
         14.3     Closing....................................................................................37
         14.4     Failure to Close...........................................................................37

ARTICLE XV

         GENERAL PROVISIONS..................................................................................37
         15.1     Notices....................................................................................37
         15.2     Entire Agreement; Supersedure; Amendment; Written Consents and Agreements..................39
         15.3     Effect of Waiver or Consent................................................................39
         15.4     Amendments of Certificate and Regulations..................................................39

         15.5     Binding Effect.............................................................................39
         15.6     Governing Law..............................................................................39
         15.7     Severability...............................................................................39
         15.8     Further Assurances.........................................................................39
         15.9     Press Releases.............................................................................40
         15.10    Trademarks.................................................................................40
         15.11    Conflicts Between this Agreement and a Related Agreement...................................40
         15.12    Counterparts...............................................................................40



EXHIBITS

Exhibit 2.1        --   Certificate of Formation

                                MEMBERS AGREEMENT


         This MEMBERS AGREEMENT (this "Agreement") is entered into as of June 25, 1999, by and between AC HUMKO CORP., a Delaware corporation ("Humko"), having offices at 7171 Goodlett Farms Parkway, Memphis, Tennessee 38018-4909, and INCON TECHNOLOGIES, INC., a Delaware corporation ("InCon"), having offices at 970 Douglas Road, Batavia, Illinois 60510.

                              W I T N E S S E T H:

         WHEREAS, InCon and Humko (sometimes referred to herein as the "Members") are the members of a newly-formed limited liability company named INCON PROCESSING L.L.C. (the "Company"); and

         WHEREAS, the Company will engage in toll processing of various products, the sale of certain services in connection with the design, engineering and/or construction of molecular separation (including molecular distillation, dry fractionation, chromatographic separation and membrane filtration) facilities and various activities related thereto, including research and development, technical support and marketing and the operation of certain facilities involving molecular separation procedures and other processes and procedures currently engaged in by InCon, all as more fully described as the "Scope of Business" defined in Article I; and

         WHEREAS, Humko, InCon, Bionutrics, Inc., Nutrition Technology Corporation, and InCon International, Inc. have entered into that certain Master Formation Agreement dated of even date herewith (the "Master Formation Agreement"), and this Agreement is being executed pursuant to the terms and provisions of the Master Formation Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants hereinafter set forth, Humko and InCon hereby agree as follows:

                                    ARTICLE I

                                 DEFINED TERMS

         1.1 Defined Terms. For purposes of this Agreement, the following capitalized terms shall have the meanings ascribed thereto in this Section 1.1.

         "Act" has the meaning set forth in Section 2.1.

         "Affiliate(s)" means an entity controlling, controlled by or under common control with another entity, with majority ownership being deemed necessary for control.

         "Agreed Interest Rate" means the prime rate of interest established from time to time by Citibank, N.A. or its successor.

         "Agreement" means this Members Agreement, together with its exhibits, annexes, appendices and other documents referred to hereunder, as may from time to time be supplemented or amended in accordance with the terms hereof. This Agreement is an agreement referred to as a "limited liability company agreement" under Section 18-101(7) of the Act.

         "Alternate Representative" has the meaning set forth in Section 5.2(a).

         "InCon" has the meaning set forth in the introductory paragraph of this Agreement.

         "Business Day" means any day other than a Saturday, Sunday or any other day on which federal banking institutions in the United States are required or authorized by Law to suspend operations.

         "Buy-Sell Notice" has the meaning set forth in Section 14.1.

         "Capital Contributions" means the contributions set forth in Sections 4.1, 4.2 and 4.3, together with any other contributions made by the Members pursuant to this Agreement.

         "Cash Call Loan" has the meaning set forth in Section 4.5(b)(i).

         "Certificate" has the meaning set forth in Section 2.1.

         "Claims and Expenses" means any and all demands, claims, suits and causes of action and any and all liability, costs, expenses, settlements, and judgments incurred in connection therewith (including, without limitation, court costs and attorney's fees, charges, disbursements and advances), whether arising in equity, at common law, or by statute, or under the Law of contracts, torts (including, without limitation, negligence and strict liability without regard to fault), of every kind or character, arising in favor of or brought by any Members' employees, agents, subcontractors, or representatives, or by any Governmental Authority or any other third party, based upon, in connection with, relating to or arising out of (i) any Member's actions or inactions under this Agreement, (ii) violation of any Laws by any Member including, without limitation, any Environmental Laws, (iii) caused by any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of any Member contained herein, (iv) any act or failure to act by any Member or any of its Affiliates that occurred before the date hereof relating to or arising out of the operation of any Member's business, or the ownership or use prior to the date hereof of any of the assets of any Member prior to the date hereof, or (v) any obligation or liability (whether absolute, accrued, contingent or otherwise) relating to any Member's business which arose prior to the date hereof and which is not expressly assumed by the Company (herein clauses (i) through (v) being collectively called "Claims and Expenses").

         "Code" means the Internal Revenue Code of 1986, as amended. References to specific sections of the Code shall be deemed to include references to corresponding provisions of succeeding internal revenue Law.

         "Company" has the meaning set forth in the first recital of this Agreement.

         "Competitive Activity" means any action taken in furtherance of an agreement, resolution, or other evidence of intent to [*].

         "Confidential Information" means all secret, confidential or non-public information or know-how owned by the Company, whether solely or jointly with others, including, but not limited to, (i) information, ideas, concepts, improvements, discoveries, inventions, applications of products and services, results of investigations, studies or experiments products, processes, compositions, samples, formulas, computer programs, computer hardware designs, computer firmware designs, and servicing, marketing or Manufacturing methods and techniques, trade secrets, inventions, drawings (whether for engineering, production, or development purposes), specifications (whether for products, processes, equipment, or otherwise) and (ii) all of the foregoing matters that were acquired by the Company from InCon or others pursuant to the Master Formation Agreement or otherwise. As used herein, the term "Confidential Information" shall not include any and all proprietary information relating to compounds and compositions of matter having biological activity and/or utility and products incorporating such compositions of matter, but such term shall include (a) all proprietary information with respect to methods and/or techniques involved in the processing of natural source materials except for coconut oil and (b) all proprietary information relating to compounds and compositions of matter that are biologically inactive and/or utility and products incorporating such compositions of matter.

         "Conversion" has the meaning set forth in Section 4.5(d).

         "Cumulative Contributions" means, as to each Member, the value of all contributions to the Company by the Members, and their respective Affiliates, regardless of whether such contributions are reflected in their capital accounts. The value of contributions other than cash shall be as agreed by the Members for the purpose of any calculation involving Cumulative Contributions in connection with any Conversion under Section 4.5(d). The value of the initial contributions to the Company shall be deemed to be US $3,200,000 by each of Humko and InCon, or US $6,400,000 in the aggregate.

         "Deadlock Event" means an event declared by a Member pursuant to
Section 13.4(a), following a failure to resolve a Deadlock Issue within the time permitted by Section 13.3.

         "Deadlock Issue" means an issue of a profound nature involving the conduct of the Company's business on which the Members are in disagreement, including but not limited to any substantial aspect of (A) the business, capital, research or financial plans of the Company, (B) the management of the sales, research, Manufacturing, licensing or purchasing activities of the Company, or (C) the development or implementation of the acquisition, joint venture or business consolidation plans that directly affect and relate to the Company, but does not include any issue relating to a breach or alleged breach of this Agreement or any Related Agreement by a Member.

         "Declining Member" has the meaning set forth in Section 4.5(b).

         "Delinquent Member" has the meaning set forth in Section 4.3.

         "Directly or indirectly" means taking an action or participating in an activity, and shall be construed in the broadest possible sense and shall include without limitation:

                           (i) acting or participating as a proprietor, partner,
investor, joint venturer, shareholder, consultant, independent contractor, or otherwise; and

                           (ii) acting or participating through directors,
officers, employees, subsidiaries, or agents.

         "Dispose," "Disposing" or "Disposition" means with respect to any asset (including a Membership Interest or any right forming a part thereof), a sale, assignment, transfer, conveyance, foreclosure, gift, exchange, or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law.

         [*]

         "EBITDA" has the meaning set forth in the Master Formation Agreement.

         "Facility" means the facility of InCon located at 970 Douglas Road, Batavia, Illinois 60510.

         "First Member" has the meaning set forth in Section 11.3.

         "Governmental Authority" means the United States, the state, county, city, and political subdivisions in which the Facility is located or that exercise jurisdiction over the Facility or InCon, and any agency, department, commission, board, bureau, or instrumentality that exercises jurisdiction over the Facility or InCon.

         "Humko" has the meaning set forth in the introductory paragraph of this Agreement.

         "Indemnified Acts" has the meaning set forth in Section 5.3(d).

         [*]

         "Law" means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, injunction, arbitral award, decree, ruling, proclamation, resolution, judgment, decision, or declaration, of a Governmental Authority.

         "Lending Member" has the meaning set forth in Section 4.3.

         "Majority Interest" has the meaning set forth in Section 5.2(f).

         "Management Committee" has the meaning set forth in Section 5.2.

         "Manufacture" or "Manufacturing" shall mean the processes commonly referred to as refining, hydrogenating, co-hydrogenating, interesterifying, co-interesterifying, [fractionating] fractioning, and deodorizing, but shall not include the process commonly referred to as blending and packaging.

         "Master Formation Agreement" has the meaning set for in the recitals of this Agreement.

         "Members" means InCon, Humko and each other person that is hereafter admitted to the Company as a member in accordance with this Agreement.

         "Membership Interest" has the meaning set forth in Section 3.1.

         "Monthly Financial Statements" has the meaning set forth in Section 7.2(b).

         "Net Available Cash" has the meaning set forth in Section 6.2(d).

         "Officer(s)" has the meaning set forth in Section 5.2(k).

         "Ordinary Course of Business" means the ordinary course of business of the Company consistent with past custom and practice (including with respect to quantity and frequency). For purposes of the calendar year 1999 only, the term "Ordinary Course of Business" means the ordinary course of business of InCon consistent with past custom and practice (including with respect to quantity and frequency) as reflected in the February 1999 profit and loss statement and the February 1999 balance sheet of InCon for the period covered thereby, copies of each of which have been delivered to Humko.

         "Outside Activities" has the meaning set forth in Section 5.4.

         "Preferential Notice" has the meaning set forth in Section 11.3.

         "Purchase Price" has the meaning set forth in Section 14.1.

         "Purchaser" has the meaning set forth in Section 14.3(i).

         "Receiving Member" has the meaning set forth in Section 14.1.

         "Related Agreement(s)" has the meaning set forth in the Master Formation Agreement.

         "Representative" has the meaning set forth in Section 5.2(a).

         "Response Notice" has the meaning set forth in Section 14.2.

         "Scope of Business" means the toll processing of various products, the sale of certain equipment and services in connection with the design, engineering and/or construction of molecular separation (including molecular distillation, dry fractionation, chromatographic separation and membrane filtration) facilities and various activities related thereto, including research and development, technical support and marketing, and the operation of certain facilities involving molecular separation procedures and other processes and procedures currently engaged in by InCon [*].

         "Second Member" has the meaning set forth in Section 11.3.

         "Seller" has the meaning set forth in Section 14.3(i).

         "Sharing Ratio(s)" has the meaning set forth in Section 3.1.

         "Special Cash Call" has the meaning set forth in Section 4.5.

         "Territory" means the continents of North America, Central America and South America.

         "Transition Services Agreement" means that certain Transition Services Agreement of even date herewith by and between InCon and the Company.
         "Transition Period" means the period commencing on the date hereof and ending on the date that the Transition Services Agreement terminates.

         "Triggering Member" has the meaning set forth in Section 14.1.

         "Unanimous Interest" has the meaning set forth in Section 5.2(f).

         "Voting Ratio(s)" has the meaning set forth in Section 3.1.

         "Yearly Financial Statements" has the meaning set forth in Section 7.2(a).

         1.2 Terminology. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) the word "including" means "including, without limitation,"; (c) references to Articles and Sections refer to Articles and Sections of this Agreement; and (d) references to Exhibits are to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes.

                                   ARTICLE II

                                  ORGANIZATION

         2.1 Formation. The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation (the "Certificate") in the form attached hereto as Exhibit 2.1 under and pursuant to the Delaware Limited Liability Company Act (as amended from time to time, the "Act").

         2.2 Name. The name of the Company is "InCon Processing, L.L.C." and all Company business must be conducted in that name or such other names that may be selected by the Members and that comply with applicable Law.

         2.3 Registered Office; Registered Agent; Offices. The registered office and registered agent of the Company in the State of Delaware shall be as specified in the Certificate or as designated by the Members from time to time in the manner provided by applicable Law.

         2.4 Purposes. The purposes of the Company are to engage in operations and activities within the Scope of Business, and to engage in any other business or activity that now or hereafter may be determined by the Members to be necessary, incidental, proper, advisable, or convenient to accomplish the purposes of the Scope of Business (including obtaining financing therefor) and that is not forbidden by the Law of the jurisdiction in which the Company engages in that business.

         2.5 Foreign Qualification. The Members shall cause the Company to qualify as a foreign limited liability company (or otherwise qualify in the method prescribed by the relevant jurisdiction) in all jurisdictions in which the Company conducts business or is otherwise required by Law to register to do business.

         2.6 Term. The Company commenced on the effective date of the Certificate and shall have a perpetual existence, unless and until it is dissolved in accordance with Article XII.

         2.7 No State-Law Partnership. The Members intend that the Company is not and will not be a partnership (including a limited partnership) or joint venture under state Law (even though the Company will be treated as a partnership under U.S. federal income tax Law). Accordingly, pursuant to this Agreement or otherwise in connection with the Company, no Member is or will be a partner or joint venturer of any other Member for any purpose (other than applicable tax Law), and this Agreement may not be construed to suggest otherwise.

                                   ARTICLE III

                             MEMBERS AND MEMBERSHIP

         3.1 Members; Membership Interests. The initial Members of the Company are InCon and Humko, each of which owns a limited liability company interest (as that term is defined in the Act and herein referred to as a "Membership Interest") in the Company. Each of Humko and InCon initially has a fifty percent (50%) share of the profits and losses of the Company, and each is initially entitled to receive fifty percent (50%) of any distributions of the Company's assets (such percentages are herein referred to as "Sharing Ratios," as such percentages may be changed from time to time by mutual agreement of the Members or as may be required by the express terms of this Agreement). In addition, each of Humko and InCon initially has a fifty percent (50%) vote with respect to Company matters (such percentages are herein referred to as "Voting Ratios," as such percentages may be changed from time to time by mutual agreement of the Members or as may be required by the express terms of this Agreement). The Voting Ratios shall be changed to correspond to the Sharing Ratios whenever the Sharing Ratios are changed in accordance with the terms of this Agreement or as may otherwise agreed by the Members.

         3.2 Encumbrances of Membership Interests. Except as provided in
Section 4.4 of this Agreement, a Member may not pledge, mortgage, subject to a security interest or lien, or otherwise encumber (voluntarily, involuntarily or by operation of Law) all or any portion of its Membership Interest without the prior written consent of the other Member.

         3.3 Admission of New Members.

                  (a) Each permitted transferee of a Membership Interest under
Article XI shall be admitted as a Member of the Company in the place of the Member whose Membership Interest was transferred to such transferee.

                  (b) Additional Membership Interests may be created and issued to existing Members or to other persons, and such other persons may be admitted to the Company as Members, only with the unanimous written consent of the existing Members, in which event the Members' Sharing Ratios and Voting Ratios shall be adjusted as may be agreed by the Members.

         3.4 Information. In addition to the other rights specifically set forth in this Agreement, each Member has the right to have access to, or to obtain copies of, all of the information described in Section 18-305(a) of the Act, subject to the following:

                           (i) All requests to obtain such information shall be
submitted in writing to the Company and to the other Member.

                           (ii) If the requested information is in the
possession of the Company, the Company will make such information available to the requesting Member during normal business hours at the location at which such information is normally maintained.

                           (iii) If the requested information is not in the
possession of the Company, but rather in the possession of one of the Members, then that Member will make such information available to the requesting Member during normal business hours at the location at which such information is normally maintained.

                           (iv) The requesting Member shall be responsible for
the expenses relating to copies of such information, but will not be obligated to pay for the time of employees or contractors of the producing Member.

                           (v) All information that is provided to the
requesting Member pursuant to this Section 3.4 is subject to the confidentiality provisions set forth in the Master Formation Agreement, unless expressly waived by the producing Member.

         3.5 Liability to Third Parties. No Member shall be liable for the debts, obligations or liabilities of the Company solely by reason of being a member or participating in the management of the Company as provided in Section 5.1.

         3.6 Expulsion. A Member may not be expelled from the Company.

         3.7 Resignation. A Member may not resign from the Company prior to the dissolution and winding up of the Company. In the event that a Member attempts to resign in violation of this Section 3.7, the non-resigning Member may, at its sole option, (a) enforce the restriction set forth in this Section to the maximum extent permitted under Law or in equity, or (b) may accept such resignation subject to the following: (i) such resigning Member shall be liable to the Company and the other Member for all monetary damages (including all consequential damages) suffered by the non-resigning Member and the Company as a result of such resignation; and (ii) such resigning Member shall not be entitled to receive the fair market value of its Membership Interest; and (iii) such resigning Member shall not have any rights under Section 18-604 of the Act.

                                   ARTICLE IV

                        CAPITAL AND OTHER CONTRIBUTIONS

         4.1 Initial Contributions.

                  (a) Contemporaneously with the execution of this Agreement, each Member shall:

                           (i) make the contributions to the capital of the
Company described in the Master Formation Agreement; and

                           (ii) execute and deliver, and cause its Affiliates to
execute and deliver, those Related Agreements to which it or such Affiliates are intended to be parties.

                  (b) The Members agree that the value of the initial contributions made by each Member is equal and that, for the purpose of any calculation involving Cumulative Contributions in connection with a Conversion under Section 4.5(d), the value of each Member's initial contributions shall be deemed to be US $3,200,000.

                  (c) The initial Capital Contribution of Humko will be made in cash in the amount of US $3,200,000.

                  (d) The initial Capital Contribution of InCon will be made (i) by the assignment to the Company of certain assets owned by InCon and others, the value of which has been agreed upon by InCon and Humko to be US $6,000,000, and (ii) by the payment by InCon to the Company of US $200,000 cash. On the date hereof, the Company has paid to InCon US $3,000,000 in payment for a one-half (1/2) undivided interest in the non-cash assets conveyed by InCon to the Company. The other one-half (1/2) undivided interest in the non-cash assets conveyed by InCon to the Company shall constitute a Capital Contribution by InCon to the Company equal to US $3,000,000. InCon has additionally paid to the Company a sum of money to cover payment of certain accounts payable that have been assigned by InCon to the Company (which shall constitute a reimbursement to the Company and not a contribution), but that were required to be paid by the Company from funds provided by InCon to the Company under the terms of the Master Formation Agreement.

                  (e) After the distribution of US $3,000,000 to InCon on the date hereof, the remaining US $400,000 of cash of the Company shall be used as directed by the Management Committee; provided, however, that none of such funds may be expended by the Company (except for normal operations not exceeding in the aggregate $300,000) until [*].

         4.2 Subsequent Capital Contributions

                  (a) Except as otherwise provided in this Agreement, no subsequent contributions by the Members shall be made without the prior written consent of both Members. Except as provided in Section 4.2(b) and Section 4.5, neither Member is required to make any contributions to the Company other than pursuant to Section 4.1.

                  (b) Without creating any rights in favor of any third party, to the extent that the Members mutually agree to make any Capital Contributions to the Company, each Member shall be obligated to contribute such amounts to the Company in accordance with such agreement.

                  (c) Except as set forth above and as elsewhere expressly provided in this Agreement, (i) in no event shall the payment of any amount by any Member to the Company or the other Member pursuant to a requirement of indemnification under this Agreement or any of the Related Agreements be considered a contribution of capital to the Company, and (ii) no Member shall be required to make any additional contributions to the Company.

         4.3 Failure to Contribute. If a Member (the "Delinquent Member") does not pay to the Company all or any portion of a Capital Contribution that is required to be paid pursuant to Sections 4.1 or 4.2, the Company, upon written request by the other Member, shall exercise one or more of the following remedies, as specified by the other Member, and shall provide notice thereof to the Delinquent Member:

                           (i) charging interest on the unpaid portion of such
required payment at an annual rate equal to the lesser of (i) the Agreed Interest Rate plus three percent (3%) or (ii) the maximum rate permitted by applicable Law, from the date that such payment was due until the date that it is made;

                           (ii) taking such action as the other Member may deem
appropriate to obtain payment by the Delinquent Member of the required payment, including withholding any distributions otherwise payable to the Delinquent Member;

                           (iii) permitting (but not requiring) the other Member
(the "Lending Member") to deliver to the Company all or any portion of the Delinquent Member's unpaid required payment, with the following results:

                                    (A) the sum delivered shall constitute a
loan from the Lending Member to the Delinquent Member pursuant to the applicable provisions of this Agreement;

                                    (B) the principal balance of such loan and
all accrued unpaid interest thereon shall be due and payable in whole by the Lending Member to the Delinquent Member on or before one (1) year from the date of such loan;

                                    (C) the unpaid principal balance of such
loan shall bear interest at an annual rate equal to the lesser of (i) the Agreed Interest Rate plus three percent (3%), or (ii) the maximum rate permitted by applicable Law, from the date that such loan is made until the date that the principal balance, together with all interest accrued thereon, is repaid to the Lending Member;

                                    (D) all distributions from the Company that
otherwise would be made to the Delinquent Member (whether before or after dissolution of the Company) instead shall be paid to the Lending Member, for credit against: first, all costs incurred by the Lending Member in enforcing payment of its loan by the Delinquent Member (including, without limitation, attorneys' fees and court costs); second, the unpaid and accrued interest on such loan; and third, the unpaid principal balance of such loan, until all such costs, such principal balance and all such interest shall have been paid in full to the Lending Member, but all such payments to the Lending Member shall be treated for all other purposes of this Agreement as a distribution to the Delinquent Member;

                                    (E) the repayment of the principal balance
and interest accrued thereon shall be secured by a security interest in the Delinquent Member's Membership Interest, as more fully set forth in Section 4.4; and

                                    (F) the Lending Member shall have the right
(in addition to the other rights and remedies granted to it pursuant to this Agreement or available to it at Law or in equity) to take, after five Business Days' advance written notice to the Delinquent Member, such action (including court proceedings) as the Lending Member may deem appropriate to obtain payment by the Delinquent Member of the principal balance of such loan and all interest accrued thereon, at the cost and expense of the Delinquent Member;

                           (iv) exercising the rights of a secured party under
the Uniform Commercial Code of the State of Delaware, as more fully set forth in
Section 4.4; or

                           (v) exercising any other rights and remedies
available at Law or in equity.

         4.4 Security Agreement. Each Member (as a Delinquent Member) hereby grants to the other Member (as a Lending Member) a security interest in, and a first lien on, its Membership Interest and the proceeds thereof, under the Uniform Commercial Code of the State of Delaware to secure any and all loans made by the Lending Member to the Delinquent Member pursuant to Section 4.3(iii), together with interest thereon as provided in Section 4.3(iii)(C). In addition, InCon hereby grants to Humko a security interest in, and a first lien on, its Membership Interest and the proceeds thereof, under the Uniform Commercial Code of the State of Delaware to secure its obligations under the terms and provisions of Section 4.7 of this Agreement and under Section 7.6 of the Master Formation Agreement, and upon failure by, or refusal of, InCon to pay any of the amounts required to be paid under the terms of Section 4.7 of this Agreement or to perform any of its obligations under Section 7.6 of the Master Formation Agreement, Humko is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Delaware with respect to the security interest granted in this Section 4.4. On any default by a Member in making a required payment to the Lending Member pursuant to Section 4.3(iii)(B), the Lending Member is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Delaware with respect to the security interest granted in this Section 4.4. Contemporaneously with the execution and delivery of this Agreement and from time- to-time thereafter, each Member shall execute and deliver to the other Member (and hereby appoints the other Member as its attorney-in-fact for the purpose of such execution and delivery) all financing statements and other instruments as the Lending Member may reasonably request to effectuate and carry out the preceding provisions of this Section 4.4.

         4.5 Special Cash Calls. If the Company is unable to meet its obligations as and when they come due and has exhausted all other sources of funds reasonably available to it including, without limitation, additional Member loans pursuant to Section 7.4 hereof, then either Member may make a request (a "Special Cash Call") that both Members provide a specified amount of additional funds to the Company in proportion to their respective Sharing Ratios sufficient to meet the Company's immediate cash needs.

                  (a) If both Members agree to provide such additional funds within 10 days of the date of a Special Cash Call, the Members shall make additional Capital Contributions as provided in Section 4.2, or loans to the Company as provided in Section 7.4, as they may agree. Any amounts contributed or loaned pursuant to this Section 4.5(a) must be in proportion to the Members' respective Sharing Ratios.

                  (b) If one Member (the "Declining Member") does not agree, within 10 days of its receipt of a Special Cash Call, to provide its share of funds requested pursuant to the Special Cash Call, then the other Member may, at its option, advance to the Company the entire amount of both its share of the Special Cash Call and the Declining Member's share of the Special Cash Call, on the following basis:

                           (i) The sum advanced will constitute a loan (a "Cash
Call Loan") from the Lending Member to the Company.

                           (ii) The principal balance of a Cash Call Loan and
all accrued unpaid interest thereon will be due and payable in whole on or before eighteen months from the date of such loan.

                           (iii) The amount of a Cash Call Loan will bear
interest at an annual rate equal to the lesser of (i) the Agreed Interest Rate plus three percent (3%) or (ii) the maximum rate permitted by applicable Law, such interest to be calculated from the date that a Cash Call Loan is made until the date that such Cash Call Loan is repaid to the Lending Member.

                           (iv) The Company shall pay the interest on such Cash
Call Loan monthly, provided that it has funds available to do so.

                           (v) Notwithstanding the provisions of Article VI,
until such Cash Call Loan is repaid in full or converted into equity pursuant to
Section 4.5(d):

                                    (A) No distributions shall be made to either
Member,

                                    (B) All Net Available Cash shall be paid to
the Lending Member to repay a Cash Call Loan (applied first to accrued and unpaid interest, and second to principal),

                                    (C) no payments shall be made by the Company
with respect to any other loan to the Company by either Member, and

                                    (D) No further capital expenditures may be
made except for amounts required (i) by contract, (ii) to comply with environmental, health or safety requirements, (iii) for routine maintenance,
(iv) for emergency repairs, (v) to preserve and protect partially completed capital projects; or (vi) as otherwise approved by the Management Committee.

Notwithstanding the foregoing, while a Cash Call Loan is outstanding, the Company shall pay all amounts due to Members and their Affiliates for goods or services provided to the Company, to the extent that funds are available to make such payments.

                  (c) At any time at which a Cash Call Loan is outstanding, the Declining Member may pay to the Lending Member its share of the outstanding balance of a Cash Call Loan (including any accrued and unpaid interest), in exchange for a proportionate share of such Cash Call Loan.

                  (d) At any time after a Cash Call Loan is due and payable in full, the Lending Member shall have the option, exercisable in its sole discretion upon 180 days' prior written notice to the Declining Member, to convert all or any portion of its Cash Call Loan (excluding any accrued and unpaid interest thereon) to a Capital Contribution (the "Conversion"). If the Declining Member does not pay its share of the outstanding balance of a Cash Call Loan (including any accrued and unpaid interest) within 180 days after the Lending Member's notice, the Conversion shall become effective, with the following results:

                           (i) The Lending Member's Sharing Ratio shall be
adjusted to equal the percentage determined by a fraction, the numerator of which is the sum of (A) the Lending Member's Cumulative Contributions immediately preceding the Conversion plus (B) the outstanding principal and accrued but unpaid interest of a Cash Call Loan converted hereunder, and the denominator of which is the sum of (X) both Members' Cumulative Contributions immediately preceding the Conversion plus (Y) the outstanding principal and accrued but unpaid interest of a Cash Call Loan converted hereunder.

                           (ii) The Declining Member's Sharing Ratio shall be
adjusted to equal the percentage determined by a fraction, the numerator of which is the Declining Member's Cumulative Contributions immediately preceding the Conversion and the denominator of which is the sum of (X) both Members' Cumulative Contributions immediately preceding the Conversion plus (Y) the outstanding principal and accrued but unpaid interest of a Cash Call Loan converted hereunder.

         4.6 Return of Contributions. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its capital account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions. The foregoing provisions of this Section 4.6 do not limit the Members from agreeing to distribute capital of the Company or from receiving distributions of capital upon the liquidation of the Company in accordance with Section 12.1. All of the provisions of this Section are subject to the terms and provisions of Section 4.7.

         4.7 Special Humko Provisions. Notwithstanding anything to the contrary contained in this Agreement, if EBITDA is less than US $1,500,000 for the period commencing one (1) calendar year after the date hereof and ending on the date which is two (2) calendar years after the date hereof, InCon is obligated under the terms and provisions of the Master Formation Agreement to pay to Humko two hundred percent (200%) of the difference between US $1,500,000 and the actual amount of EBITDA for such period, but in no event shall InCon be required to pay Humko more than US $600,000 plus accrued and unpaid interest from the date due until paid in accordance with the terms of the Master Formation Agreement. The obligation to pay such amount to Humko shall be secured in the same manner as a loan under the terms and provisions of Section 4.4, and Humko shall be deemed to be a Lending Member and InCon a Delinquent Member under Sections 4.3 and 4.4 for purposes of this Section 4.7 only, but such amount shall be payable upon demand by Humko and shall not be subject to the term or interest rate applicable to a loan under Section 4.3. In addition, if InCon fails to pay Humko such amount when and if due in accordance with the provisions of the Master Formation Agreement, then (i) all distributions to be made to InCon under the terms of this Agreement shall be paid to Humko until the entire sum owed to Humko has been paid in full, (ii) Humko shall be entitled to exercise any of the remedies provided to the Lending Member under the terms and provisions of Section 4.5(b), and (iii) the entire US $600,000 together with all accrued and unpaid interest thereon or such portion thereof that InCon is obligated to pay to Humko but fails to pay shall be deemed to be a Cash Call Loan for purposes of Conversion only under Section 4.5(d) and shall be deemed to be due and payable upon failure of InCon to pay all or any part of such amount when due under the Master Formation Agreement. Without limiting the generality of the foregoing, (i) Humko shall be entitled to the Conversion referred to in Section 4.5(d) immediately upon failure of InCon to pay all or any portion of such amounts notwithstanding anything to the contrary contained in Section 4.5(d), and (ii) all of the terms and provisions of Section 4.5(b)(v) shall be applicable to the portion of the foregoing amounts that remain unpaid in the same manner as if such amounts constituted a Cash Call Loan.

                                    ARTICLE V

                           MANAGEMENT OF THE COMPANY

         5.1 Management by Members. The management of the Company is fully vested in the Members, acting exclusively in their membership capacities. To facilitate the orderly and efficient management of the Company, the Members shall act (a) collectively as a "committee of the whole" pursuant to Section 5.2, and (b) through the delegation of certain responsibility and authority to the Chief Executive Officer pursuant to Section 5.3. The Company will not have "managers," as that term is used in the Act, it being understood that the Representatives, the Chief Executive Officer and the other Officers do not constitute "managers."

         5.2 Management Committee. The Members shall act collectively through meetings as a "committee of the whole," which is hereby named the "Management Committee". Decisions or actions taken by the Management Committee in accordance with the provisions of this Agreement shall constitute decisions or actions by the Company and shall be binding on each Member, Representative, Officer and employee of the Company. The Management Committee shall conduct its affairs in accordance with the following provisions and the other provisions of this
Agreement:

                  (a)      Representatives.

                           (i) Designation. To facilitate the orderly and
                  efficient conduct of Management Committee meetings, each Member shall notify the other Members, from time to time, of the identity of (A) one of its Officers, employees or agents who will represent it at such meetings (a "Representative"), and (B) one of its Officers, employees or agents who will represent it at any meeting that the Member's Representative is unable to attend (an "Alternate Representative") (the term "Representative" shall also refer to any Alternate Representative that is actually performing the duties of the applicable Representative.). The initial Representative of Humko shall be Daniel S. Antonelli and the initial Representative of InCon shall be Ronald H. Lane. A Member may designate a different Representative or Alternate Representative for any meeting of the Management Committee by notifying each of the other Members at least three Business Days prior to the scheduled date for such meeting; provided, however, that if giving such advance notice is not feasible, then such new Representative or Alternate Representative shall present written evidence of his or her authority at the commencement of such meeting.

                           (ii) Authority. Each Representative shall have the
                  full authority to act on behalf of the Member that designated such Representative; the action of a Representative at a meeting (or through a written consent) of the Management Committee shall bind the Member that designated such Representative; and the other Members shall be entitled to rely upon such action without further inquiry or investigation as to the actual authority (or lack thereof) of such Representative. In addition, the act of an Alternate Representative shall be deemed the act of the Representative for which such Alternate Representative is acting, without the need to produce evidence of the absence or unavailability of such Representative.

                           (iii) Disclaimer of Duties; Indemnification. EACH
                  REPRESENTATIVE SHALL REPRESENT, AND OWE DUTIES TO, ONLY THE MEMBER THAT DESIGNATED SUCH REPRESENTATIVE (THE NATURE AND EXTENT OF SUCH DUTIES BEING AN INTERNAL CORPORATE AFFAIR OF SUCH MEMBER), AND NOT TO THE

                  COMPANY, ANY OTHER MEMBER OR REPRESENTATIVE, OR ANY OFFICER OR EMPLOYEE OF THE COMPANY. THE PROVISIONS OF SECTION 5.2(f)(ii) SHALL ALSO INURE TO THE BENEFIT OF EACH MEMBER'S REPRESENTATIVE. THE COMPANY SHALL INDEMNIFY, PROTECT, DEFEND, RELEASE AND HOLD HARMLESS EACH REPRESENTATIVE FROM AND AGAINST ANY CLAIMS ASSERTED BY OR ON BEHALF OF ANY PERSON (INCLUDING ANOTHER MEMBER), OTHER THAN THE MEMBER THAT DESIGNATED SUCH REPRESENTATIVE, THAT ARISE OUT OF, RELATE TO OR ARE OTHERWISE ATTRIBUTABLE TO, DIRECTLY OR INDIRECTLY, SUCH REPRESENTATIVE'S SERVICE ON THE MANAGEMENT COMMITTEE.

                           (iv) Attendance. Each Member shall use all reasonable
                  efforts to cause its Representative or Alternate Representative to attend each meeting of the Management Committee, unless its Representative is unable to do so because of a "force majeure" event or other event beyond his or her reasonable control, in which event such Member shall use all reasonable efforts to cause its Representative or Alternate Representative to participate in the meeting by telephone pursuant to Section 5.2(h).

                  (b) Chairman and Secretary. One of the Representatives will be designated as Chairman of the Management Committee, in accordance with this Section 5.2(b), to preside over meetings of the Management Committee. The Chairman shall be the Representative of Humko in odd-numbered calendar years and of InCon in even-numbered calendar years. The Representative of Humko designated as Chairman initially shall be Daniel S. Antonelli. The Management Committee shall also designate a Secretary of the Management Committee, who need not be a Representative.

                  (c) Procedures. The Secretary of the Management Committee shall maintain written minutes of each of its meetings, which shall be submitted for approval no later than the next regularly-scheduled meeting. The Management Committee may adopt whatever rules and procedures relating to its activities as it may deem appropriate, provided that such rules and procedures shall not be inconsistent with or violate the provisions of this Agreement.

                  (d) Time and Place of Meetings. The Management Committee shall meet quarterly subject to more or less frequent meetings upon approval of the Management Committee. Notice of, and an agenda for, all Management Committee meetings shall be provided by the Chairman to all Members at least ten days prior to the date of each meeting, together with proposed minutes of the previous Management Committee meeting (if such minutes have not been previously ratified). Special meetings of the Management Committee may be called at such times, and in such manner, as any Member deems necessary. Any Member calling for any such special meeting shall notify the Chairman, who in turn shall notify all Members of the date and agenda for such meeting at least ten days prior to the date of such meeting. Such ten-day period may be shortened by the Management Committee, acting through a Unanimous Interest. All meetings of the Management Committee shall be held at a location designated by the Chairman. Attendance of a Member at a meeting of the Management Committee shall constitute a waiver of notice of such meeting, except where such Member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  (e) Quorum. The presence of a Majority Interest shall constitute a quorum for the transaction of business at any meeting of the Management Committee.

                  (f) Voting.

                           (i) Voting by Voting Ratios; Voting Thresholds.
                  Except as provided otherwise in this Agreement, voting shall be according to the Members' respective Voting Ratios. Set forth below are definitions of the principal voting thresholds that are required to approve certain actions:

                                    (A) "Unanimous Interest" means all of the
                           Members; and

                                    (B) "Majority Interest" means Members
                           holding among them at least a majority of the Voting Ratios.

                  Except for matters that require the approval of a Unanimous Interest, the vote of a Majority Interest shall constitute the action of the Management Committee.

                           (ii) DISCLAIMER OF DUTIES. WITH RESPECT TO ANY VOTE,
                  CONSENT OR APPROVAL AT ANY MEETING OF THE MANAGEMENT COMMITTEE OR OTHERWISE UNDER THIS AGREEMENT, EACH MEMBER MAY GRANT OR WITHHOLD SUCH VOTE, CONSENT OR APPROVAL (A) IN ITS SOLE AND ABSOLUTE DISCRETION, (B) WITH OR WITHOUT CAUSE, (C) SUBJECT TO SUCH CONDITIONS AS IT SHALL DEEM APPROPRIATE, AND (D) WITHOUT TAKING INTO ACCOUNT THE INTERESTS OF, AND WITHOUT INCURRING LIABILITY TO, THE COMPANY, ANY OTHER MEMBER OR REPRESENTATIVE, OR ANY OFFICER OR EMPLOYEE OF THE COMPANY (COLLECTIVELY, "SOLE DISCRETION"). THE PROVISIONS OF THIS SECTION 5.2(f)(ii) SHALL APPLY NOTWITHSTANDING THE NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, STRICT LIABILITY OR OTHER FAULT OR RESPONSIBILITY OF A MEMBER OR ITS REPRESENTATIVE.

                  (g) Action by Written Consent. Any action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by Members that could have taken the action at a meeting of the Management Committee at which all Members entitled to vote on the action were represented and voted.

                  (h) Meetings by Telephone. Members may participate in and hold such meeting by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a Member participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  (i) Matters Requiring Management Committee Approval. Notwithstanding any other provision of this Agreement, no actions may be taken by, or on behalf of, the Company (including by the Chief Executive Officer or Chief Operating Officer) without first obtaining the vote of a Majority Interest of the Management Committee. Included, without limitation, in those actions that require the vote of a Majority Interest of the Management Committee shall be each of the following:

                           (i) causing or permitting the Company to Dispose of
                  or encumber (i) all or substantially all of its assets;

                           (ii) causing or permitting the Company to incur any
                  indebtedness for borrowed money, except a Cash Call Loan;

                           (iii) causing or permitting the Company to merge,
                  consolidate or convert into any other entity;

                           (iv) considering at a meeting of the Management
                  Committee a matter not on the agenda for that meeting;

                           (v) approving disclosures of Confidential
                  Information;

                           (vi) approving the annual Budget for the Company
                  (with it being understood that the last approved Budget shall be used, and deemed approved, for any subsequent period until the new Budget for that period is so approved), including the parameters within which the Chief Executive Officer or Chief Operating Officer is authorized to expend Company funds without further Management Committee approval;

                           (vii) causing or permitting the Company to enter into
                  any contract or agreement (1) with a term in excess of one (1) year, (2) involving payments by or to the Company in excess of US $100,000 over the term of such contract or agreement (taking into account any permitted renewals or extensions thereof) or (3) which is not being entered into the Ordinary Course of Business.

                           (viii) causing or permitting the Company to cancel,
                  amend or restate, or relinquish any material rights under, (i) any Related Agreement or (ii) any other material contract or agreement to which the Company is a party;

                           (ix) causing or permitting the Company to enter into
                  or engage in any transaction, contract, agreement or arrangement with a Member, Officer or employee of the Company, an Affiliate of any of the foregoing, or a Person related by blood or marriage to any of the foregoing;

                           (x) causing or permitting the Company to enter into
                  or engage in any transaction, contract, agreement or arrangement that (i) is unrelated to the Company's purpose (as set forth in Section 2.4), (ii) otherwise contravenes the Certificate or this Agreement, (iii) would make it impossible to carry on the Ordinary Course of Business of the Company, or
                  (iv) is not apparently for the carrying on of the business of the Company in the usual way;

                           (xi) causing or permitting the Company (i) to fail to
                  comply with any provisions of applicable Law, (ii) to fail to obtain, or comply with, all material permits and authorizations from Governmental Authorities required for it to conduct its business, or (iii) to agree to the cancellation, amendment, restatement, or relinquish of any material rights under, any such material permit or authorization;

                           (xii) selecting a different name for the Company; and

                           (xiii) causing or permitting the Company to become
                  Bankrupt under the United States Bankruptcy Code (but this provision shall not be construed to require any Member to ensure the profitability or solvency of the Company).

                  (j) Subcommittees. The Management Committee may create such subcommittees, delegate to such subcommittees such authority and responsibility, and rescind any such delegations, as it may deem appropriate.

                  (k) Officers. The Management Committee may designate one or more persons to be Officers of the Company (the "Officers"). Any Officers so designated shall have such titles and, subject to the other provisions of this Agreement, have such authority and perform such duties as the Management Committee may delegate to them and shall serve at the pleasure of the Management Committee.

         5.3 CEO, COO, CFO and CTO. The Members hereby delegate the authority described in Section 5.3(b) to the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer in accordance with this Section 5.3. The Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Technology Officer and such other Officers as may be appointed by the Management Committee shall be Officers of the Company. Decisions or actions taken by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer in accordance with the provisions of this Agreement shall constitute decisions or actions by the Company and shall be binding on each Member, Representative, Officer and employee of the Company. The Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer shall be designated, and shall exercise such delegated authority, in accordance with the following provisions and the other provisions of this Agreement:

         (a) Designation and Removal. The initial Chief Executive Officer is John R. Palmer, the Chief Operating Officer is Stephen E. Bradshaw, and the Chief Technology Officer is N.P. Shaikh. Each Officer shall serve in such capacity for one (1) year unless reappointed by the Management Committee. Each of them, and any successor Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Chief Technology Officer that is designated in accordance with this Section 5.3(a), shall cease to be the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer upon the earliest to occur of the following events: (i) if the Member with whom such Officer is employed shall Dispose of all of its Membership Interest;
         (ii) if the Member with whom such Officer is employed shall be in default of any of its obligations under this Agreement; (iii) the Management Committee removes any such Officers, (iv) any such Officer shall resign as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Chief Technology Officer by giving notice thereof to all Members (which resignation shall become effective 90 days after delivery of such notice, unless an earlier or later effectiveness is agreed to by such Officer and the Management Committee); (v) any such Officer shall commit gross negligence or willful misconduct in the management of the Company and, as a consequence, shall be removed as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Chief Technology Officer by the Management Committee, acting by a vote of a Majority Interest at a meeting called for such purpose (which removal shall become effective 90 days after the vote of the Management Committee, unless an earlier or later effectiveness is agreed to by the Management Committee); or (vi) the respective employment agreement of any such Officer with the Company has been terminated. Upon the occurrence of any of the events described in the immediately-preceding sentence, the Management Committee, by vote of a Majority Interest, shall designate another person (that consents to serve as such) as a successor to any such Officer so removed. Notwithstanding anything to the contrary contained in this Agreement, Humko shall have the exclusive right (i) until five (5) calendar years after the date hereof, to appoint the Chief Financial Officer of the Company, (ii) to appoint the independent accounting firm used by the Company in the event that the Members are unable to agree on the firm to be used, provided that for the first fiscal year of the Company, the Company shall use the independent accounting firm of Delloite & Touche, and (iii) to select the accounting procedures to be used by the Company.

                  (b) Duties and Authority.

                           (i) Except for decisions and actions that are to be made by the Management Committee pursuant to Section 5.2(i) or another express provision of this Agreement, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer are hereby delegated duties and authority that may be established, from time to time, by the Management Committee. Without limiting the generality of the foregoing, all such Officers shall comply at all time with all Laws.

                           (ii) Except for decisions and actions that are to be made by the Management Committee pursuant to Section 5.2(i) or another express provision of this Agreement, the Chief Operating Officer is hereby delegated the duty and authority to manage the day-to-day business of the Company, subject to any policies that may be established, from time to time, by the Management Committee.

                  (c) Compensation to Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer. The Company shall not make any payments to the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer for any duties performed by them under the terms of this Agreement. All such Officers shall be compensated for any duties performed under this Agreement by the Member for whom they are employed until such Officers have entered into employment contracts with the Company.

                  (d) LIMITATIONS OF DUTIES; INDEMNIFICATION. THE CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER, CHIEF FINANCIAL OFFICER AND CHIEF TECHNOLOGY OFFICER SHALL BE LIABLE TO THE COMPANY AND THE OTHER MEMBERS FOR HIS OR HER GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN THE MANAGEMENT OF THE COMPANY; BUT THE CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER, CHIEF FINANCIAL OFFICER AND CHIEF TECHNOLOGY OFFICER SHALL NOT BE LIABLE TO THE COMPANY, ANY OTHER MEMBER OR REPRESENTATIVE, OR ANY OFFICER OR EMPLOYEE OF THE COMPANY FOR ANY ACTS OR OMISSIONS THAT DO NOT CONSTITUTE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, INCLUDING THE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR RESPONSIBILITY (SHORT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER, CHIEF FINANCIAL OFFICER AND CHIEF TECHNOLOGY OFFICER (THE "INDEMNIFIED ACTS"); AND THE COMPANY SHALL INDEMNIFY, PROTECT, DEFEND, RELEASE AND HOLD HARMLESS FROM AND AGAINST ANY CLAIMS ASSERTED BY OR ON BEHALF OF ANY PERSON (INCLUDING ANOTHER MEMBER) THAT ARISE OUT OF, RELATE TO OR ARE OTHERWISE ATTRIBUTABLE TO, DIRECTLY OR INDIRECTLY, THE INDEMNIFIED ACTS.

                  (e ) Limitation of Members' Authority. Except for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Operating Officer, each Member agrees that it will not exercise its authority under the Act to bind or commit the Company to agreements, transactions or other arrangements, or to hold itself out as an agent of the Company.

         5.4 Conflicts of Interest. A Member or an Affiliate of a Member may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company, any other Member or any Affiliate of another Member the right to participate therein. The Company may transact business with any Member or Affiliate thereof, provided the terms of those transactions are approved by the Management Committee. Without limiting the generality of the foregoing, the Members recognize and agree that they and their respective Affiliates currently engage in certain activities and that these and other activities by Members and their Affiliates may be made possible or more profitable by reason of the Company's activities (herein referred to as "Outside Activities"). No Member or Affiliate of a Member shall be restricted in its right to conduct, individually or jointly with others, for its own account any Outside Activities, and no Member or its Affiliates shall have any duty or obligation, express or implied, to account to, or to share the results or profits of such Outside Activities with, the Company, any other Member or any Affiliate of any other Member, by reason of such Outside Activities. Nothing contained herein shall limit or modify any of the terms or provisions of Section 5.2(i)(v) relating to disclosures of Confidential Information by the Company, and nothing contained herein shall permit any Member to disclose any Confidential Information without the prior written consent of all Members.

         5.5 Indemnification for Breach of Agreement. Each Member shall indemnify, protect, defend, release and hold harmless each other Member, its Representative, its Affiliates, and its and their respective owners, directors, Officers, trustees, employees and agents from and against any Claims and Expenses asserted by or on behalf of any party (including another Member) that arise out of, relate to or are otherwise attributable to, directly or indirectly, a breach by the indemnifying Member of this Agreement; provided, however, that this Section 5.5 shall not apply to any Claims and Expenses or other matter for which a Member (or its Representative) has no liability or duty, or is indemnified or released, pursuant to Section 5.2(a)(iii), 5.2(f)(ii), 5.3(d) (in the case of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer) or 5.4.


                                   ARTICLE VI

                           ALLOCATIONS; DISTRIBUTIONS

         6.1 Allocations. All items of income, gain, loss, deduction and credit of the Company shall be allocated to the Members in accordance with the following:

                  (a) Except as otherwise provided in this Section 6.1, for accounting and federal income tax purposes, each item of income, gain, loss, deduction and credit shall be allocated to the Members in accordance with their Sharing Ratios.

                  (b) Under Code Section 704(c) and Treasury Regulation Section 1.704-(3), income, gain, loss and deduction with respect to any asset contributed to the capital of the Company, solely for federal income tax purposes, shall be allocated among the Members so as to take into account any variation between the adjusted tax basis of the asset for federal income tax purposes and its fair market value at the date of contribution. The allocations required by this Section 6.1 shall be made by the Management Committee using the remedial allocation method permitted by Treasury Regulation Section 1.704-3(d).

         6.2 Distributions.

                  (a) The Company shall make distributions in accordance with the procedure set out in this Section 6.2. Except as otherwise provided in this
Section 6.2, all distributions shall be made in accordance with the respective Sharing Ratios of the Members or as otherwise expressly provided in this Agreement.

                  (b) All Net Available Cash, if any, attributable to each calendar year (or portion thereof) and distributable other than in connection with the liquidation of the Company shall be applied and distributed as follows:

                           First, to Humko in payment of all accrued and outstanding amounts referred to in Section 4.7 (including principal even though not yet due and payable) to the extent Humko has not elected to make a Conversion under Section 4.7, and such distribution shall be deemed to be made entirely against the account of InCon;

                           Second, to the Lending Members in payment of any Cash Call Loans, even though not yet due and payable, in proportion to the outstanding balances of such Cash Call Loans (amounts so paid to be applied first to interest accrued and unpaid, and then to outstanding principal); and
                           Third, to the Members in accordance with their
respective Sharing Ratios.

                  (c) Unless the Management Committee requires otherwise, the Company shall make distributions of Net Available Cash under this Section 6.2 as soon as practicable after the end of each fiscal year but not later than forty-five (45) days after the end of each fiscal year (if and to the extent of Net Available Cash and not otherwise).

                  (d) As used in this Section 6.2, "Net Available Cash" means the amount, if any (determined by the Management Committee as of December 31 of the then just-ended year), by which the Company's funds, whether held in bank accounts or in approved investments pursuant to Section 7.3(b), exceed the Company's cash needs for ongoing operations, including, without limitation, (A) meeting the Company's contractual obligations under the Related Agreements and to third parties, (B) mandatory expenditures for health, safety or environmental matters, (C) the continuance of capital projects approved in previous budgets, but excluding any capital projects that have not been so approved, and (D) payment of debt service and taxes.

         6.3 Liquidating Distributions. Distributions in liquidation of the Company shall be made in accordance with Section 12.3.

                                   ARTICLE VII

                               FINANCIAL MATTERS

         7.1 Maintenance of Books and Records. While the Transition Services Agreement, as defined in the Master Formation Agreement, is in effect, InCon shall, on behalf of the

Company and the Members, maintain or cause to be maintained at the principal office of the Company complete and accurate books and records of the Company, and supporting and other documentation of the transactions with respect to the conduct of the Company's business. After the Transition Services Agreement has been terminated, the books and records of the Company, and supporting and other documentation of the transactions with respect to the conduct of the Company's business shall be maintained by the party designated by the Management Committee. The books and records shall be maintained with respect to accounting matters in accordance with sound accounting practices applied on a consistent basis. All such books and records of the Company shall be available at the Company's principal office for examination and audit by any Member or the Member's duly authorized representatives at any and all reasonable times during normal business hours with reasonable advance notice. Such books and records of the Company will be maintained for a minimum of seven (7) years from the date of each of the respective books and records and otherwise in accordance with the Company's document retention policies that are in effect from time to time and designated by the Management Committee.

         7.2 Fiscal Year; Reports.

         (a) The fiscal year of the Company shall be the fiscal year of Humko, as the same may be modified from time to time. Within sixty (60) days after the end of each fiscal year, the Company shall cause to be sent to each Member a complete accounting of the financial affairs of the Company for the fiscal year then ended, together with a balance sheet, statement of income and change in financial position (collectively referred to as the "Yearly Financial Statements"), all prepared in accordance with generally accepted accounting principles, consistently applied by the Company and consistent with the provisions of this Agreement and the Related Agreements.

         (b) Within ten (10) days after the end of each month, the Company shall cause to be sent to each Member a complete accounting of the financial affairs of the Company for the month then ended, together with a balance sheet, statement of income and change in financial position, all prepared in accordance with generally accepted accounting principles, consistently applied by the Company and consistent with the provisions of this Agreement and the Related Agreements (collectively referred to as the "Monthly Financial Statements").

         (c) As soon as practicable after such Yearly Financial Statements are prepared, the Company will have such Yearly Financial Statements audited by the independent accounting firm selected in accordance with the terms of Section 5.3(a). The costs and expenses associated with such audit will be borne by the Company.

         (d) Either Member may conduct a separate audit or accounting review of the Yearly or Monthly Financial Statements or any aspect of the Company's business or operations, at its own expense.

         (e) On a weekly basis commencing on the first Monday following the date hereof and then each Monday thereafter, the Chief Operating Officer of the Company shall deliver or cause to be delivered to the Chief Financial Officer of Humko a written statement listing each disbursement of funds made by the Company during the immediately preceding week including, without limitation, all checks of the Company written during the week in question.

         7.3 Bank Accounts and Investments.

                  (a) The Company shall establish one or more separate bank accounts and arrangements in its name with financial institutions and such signature authorizations as the Members agree upon. The accounts shall be administered by the Company, and all funds of the Company will be held in such accounts or in approved investments under Section 7.3(b).

                  (b) All funds of the Company held as reserves for the future payment of Company expenses or pending distribution shall be invested as the Members may agree.

                  (c) Each check or other payment to be made by the Company which exceeds US $10,000 must be preapproved by the Chief Financial Officer of Humko before it may be sent to the appropriate party. In addition, to the extent that any payments are to be made to any party by the Company and the aggregate of those payments will exceed US $10,000, such payments must be preapproved by the Chief Financial Officer of Humko before they may be sent to the appropriate party.

         7.4 Loans by Members to the Company. In addition to loans made under the terms and provisions of Article IV, from time to time, with the prior written consent of the other Member, a Member may make a loan to the Company on such terms as may be approved in such prior written consent.

         7.5 Insurance. The Company shall obtain and maintain, either directly or as an insured under worldwide insurance policies maintained by the Members or their Affiliates, such insurance policies as may be determined from time to time by the Members.

         7.6 Tax Returns. (a) Unless otherwise agreed to by the Management Committee, the accounting firm for the Company selected in accordance with
Section 5.3(a) shall prepare and timely file (on behalf of the Company) all federal, state and local tax returns required to be filed by the Company. Each Member shall furnish to such accounting firm all pertinent information in its possession relating to the Company's operations that is necessary to enable the Company's tax returns to be timely prepared and filed. The Company shall bear the costs of the preparation and filing if its returns.

                  (b) On or before November 1 of each year, the accounting firm for the Company selected in accordance with Section 5.3(a) shall furnish to each Member such federal, state and local income tax returns and such other accounting, tax information and schedules as shall be necessary for the preparation by each Member of its income tax return with respect to the immediately-preceding year.

         7.7 Tax Elections. The Company shall make the following elections on the appropriate tax returns:

                  (a) to adopt as the Company's fiscal year the fiscal year of Humko then in effect;

                  (b) to adopt the accrual method of accounting;

                  (c) to elect, pursuant to Code Section 754, to adjust the basis of the Company's properties;

                  (d) to elect to amortize the organizational expenses of the Company ratably over a period of 60 months as permitted by Section 709(b) of the Code; and

                  (e) any other election the Management Committee may deem appropriate.


                                  ARTICLE VIII

                              PLANNING AND BUDGETS

         8.1 Annual Business Plan. By May of each year but subject to Section 8.5, the Company (through the Chief Executive Officer, the Chief Operating Officer, Chief Financial Officer and the Chief Technology Officer) will prepare and submit to each Member for review and approval a business plan of the Company that will address the topics specified below, as well as such other topics as may be reasonably requested by a Member. Such business plan will cover a three-year period with specific budget focus on the first year, or such other periods as the Members may otherwise establish by mutual agreement. Such business plan will be developed pursuant to the schedule and requirements established by the Management Committee from time to time. The topics to be covered by such business plan shall include:

                           (i) proposed business objectives and strategies of
the Company;

                           (ii) proposed financial objectives of the Company;

                           (iii) proposed sales objectives of the Company;

                           (iv) proposed licensing objectives of the Company, if
any;

                           (v) proposed capital expenditures of the Company
(including any capital expenditures required to be paid by the Company pursuant to any Related Agreement) and proposed methods for the financing thereof;

                           (vi) a summary of proposed operating budgets
(research and development, technical services, Manufacturing, toll processing, sales, general and administrative, and including all expenses and payment obligations of the Company pursuant to any Related Agreement) of the Company for the ensuing year with a projection of costs for the next 3 years; and

                           (vii) any other matters required by the Management
Committee.

         8.2 Annual Budgets. As part of the preparation of each business plan, the Company (through the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Chief Technology Officer) will prepare an operating budget showing monthly detail and a capital expenditure budget that will provide additional detail on the aggregate items submitted in such business plan for the next ensuing year. Such operating budget (as approved by the Members) will be used to monitor the Company's actual financial performance for the fiscal year. Each budget shall separately identify the source of funds to meet the requirements of the proposed budget. Each budget will contain such information and details as any Member may reasonably request.

         8.3 Completion Date; Failure to Agree.

                  (a) The Members shall seek to agree on a final business plan, capital expenditure plan and operating budget on or before sixty (60) days immediately precedes the beginning of each fiscal year.

                  (b) If the Members do not agree on an operating budget for the next fiscal year by July 1, then the prior year's operating budget will be used until a new operating budget has been established by the Members.

                  (c) Notwithstanding any failure to agree on a new operating budget or a new capital budget, each Member shall be obligated to contribute any Capital Contributions that the Members agreed to make when they approved any previously approved budgets.

         8.4 Proposals for Nonbudgeted Capital Expenditures. In addition to the capital expenditure budget prepared in accordance with this Article VIII, any Member may from time to time propose a capital expenditure program for the Company for any purpose, including without limitation to increase the production capacity of the Company. Each such proposal shall identify the source of funding, and the cost, time and benefits associated with the proposed capital improvement. No such proposal shall be adopted without the vote of a Majority Interest.

         8.5 Initial Business Plan, Operating Budget and Capital Expenditure Budget. As of the date hereof, no business plan, operating budget or capital expenditure budget has been approved by the Management Committee. Within thirty
(30) days after the date hereof, the Officers of the Company shall present a written business plan, operating budget and capital expenditure budget for approval by the Management Committee. Until the Management Committee has approved the initial operating budget and capital expenditure budget submitted by the Officers of the Company, the Company shall only make expenditures in the Ordinary Course of Business (subject to the restrictions contained in Section 4.1[e]), and in no event will any capital expenditures be made without the approval of the Management Committee.

                                   ARTICLE IX

                    AGREEMENTS REGARDING CERTAIN OPERATIONS

         9.1 Utilization of Production Capacity.

                  (a) The Company leases the Facility. Unless the Members agree otherwise, it is the intent of the Members that all of the capacity of the Facility will be used as much as commercially practicable before any new production facilities or significant improvements at existing sites are constructed, purchased or leased by the Company and before the Company makes any commitments for additional capacity through a contract or otherwise with a third party.

                  (b) The scheduling of the Company's production and the operation of the Facility and the business of the Company will be coordinated by InCon during the term of the Transition Services Agreement. Thereafter, such scheduling shall be done pursuant to the directives of the party or parties designated by the Management Committee.

         9.2 Restrictions Relating to Certain Products and Materials. Until April 8, 2001, the Company shall not (i) participate in any Competitive Activity within the Territory, (ii) engage directly or indirectly in any Competitive Activity within the Territory; or (iii) engage directly or indirectly in the business of manufacturing, marketing, selling, or distributing [*] or any combination of the foregoing, within the Territory.

                                    ARTICLE X

                        LIABILITIES AND INDEMNIFICATION

         10.1 Indemnity of Members by the Company.

                  (a) To the fullest extent permitted by applicable Law (including as permitted by Section 18-108 of the Act), the Company shall indemnify, defend and hold harmless each Member from and against any Claims and Expenses incurred by such Member (i) as a result of its status as a Member or owner of the Company, or (ii) by reason of any acts, omissions or alleged acts or omissions arising out of or purportedly arising out of its activities as a Member on behalf of the Company or activities of the Company; provided, however, that in the case of (ii), the acts, omissions or alleged acts and omissions upon which such Claims and Expenses are based were undertaken by such Member in good faith and consistent with any applicable standard of care set forth in any Related Agreement, were not outside of the scope of authority conferred upon such Member by this Agreement or a Related Agreement, and were not performed or omitted fraudulently or in bad faith or as a result of gross negligence or willful misconduct by such Member. The foregoing indemnification specifically includes all Claims and Expenses caused or alleged to be caused by the sole, joint or concurrent negligence, contractual comparative negligence, or other fault of such Member, but excludes any Claims and Expenses that (1) do not meet the requirements of the proviso to the immediately preceding sentence, (2) are referred to in Section 10.1(d) or (3) are related to any of the warranties, representations or obligations of InCon or any Affiliate of InCon under the Master Formation Agreement, the Guaranty (as defined in the Master Formation Agreement) or any of the Related Agreements. Accordingly, if Humko or the Company asserts a claim or brings an action against InCon for any matter covered under either the Master Formation Agreement or any of the Related Agreements or both, as the case may be, then none of such matters shall be deemed to be covered by this Section 10.1(a).

                  (b) Expenses that are incurred by a Member prior to the final disposition of such Claim or Expense in connection with the investigation or defense of a Claim or Expense (including civil or criminal action, suit, proceeding or claim) to which it is entitled to indemnification, shall be paid by the Company no less frequently than quarterly, provided (i) such Claim or Expense relates to the performance of duties or services by the Member on behalf of the Company or asserts liability against the Member as a result of its status as a member or owner of the Company, and (ii) the Company receives an undertaking by or on behalf of such Member to repay such amount unless it shall ultimately be determined that such Member is entitled to be indemnified by the Company as authorized by this Section, together with the undertaking of the ultimate corporate parent of such Member of its obligations under such undertaking.

                  (c) Any amounts payable to a Member pursuant to this Section
10.1 are recoverable only out of the assets of the Company and not from the Members.

                  (d) Notwithstanding the provisions of this Section 10.1, no Member shall be indemnified for any liability imposed by judgment, or a cost associated therewith, including attorneys' fees, arising from or out of a violation of any applicable Law, including any state or federal securities Laws or rules, to the extent such indemnification is prohibited thereby.

                  (e) For purposes of this Section 10.1, the term "Member" shall be deemed to include any Affiliate or Associate of such Member, and any owner, Officer, director, employee or agent of such Member or its Affiliates and Associates.

         10.2 Claims by InCon's Employees. DURING THE TRANSITION PERIOD, THE COMPANY SHALL INDEMNIFY, DEFEND AND HOLD INCON HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS AND EXPENSES INCURRED OR SUFFERED BY INCON BY OR ON BEHALF OF ANY INDIVIDUAL EMPLOYED BY OR PROVIDING PERSONAL SERVICES TO THE COMPANY FOR ANY MATTER ARISING FROM OR RELATED TO SUCH EMPLOYEE'S EMPLOYMENT WITH INCON WHILE PROVIDING SERVICES TO THE COMPANY DURING THE TRANSITION PERIOD ONLY, INCLUDING WITHOUT LIMITATION ANY PERSONAL INJURY, DEATH, DISABILITY, DISCRIMINATION OR OTHER SIMILAR EMPLOYEE RELATIONS MATTER OR ANY MATTER RELATED TO PAYROLL OR BENEFITS, AND INCLUDING SPECIFICALLY ANY CLAIM OR EXPENSE CAUSED OR ALLEGED TO BE CAUSED BY THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, CONTRACTUAL COMPARATIVE NEGLIGENCE OR OTHER FAULT OF INCON OTHER THAN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         10.3 General Indemnity Provisions-Humko. With respect to the indemnities provided in this Agreement, references to "Humko" as an indemnified person includes Humko, and all of its Affiliates, and their respective owners, directors, officers, agents, partners and employees.

         10.4 General Indemnity Provisions-InCon. With respect to the indemnities provided in this Agreement, references to "InCon" as an indemnified person includes InCon, and all of its Affiliates, and their respective owners, directors, officers, agents, partners and employees, subject to the terms and provisions of Section 5.3(d) relating to gross negligence or willful misconduct of Officers.

                                   ARTICLE XI

                      DISPOSITIONS OF MEMBERSHIP INTERESTS

         11.1 Dispositions of Membership Interests.

                  (a) Except as expressly permitted under this Article and elsewhere in this Agreement including, without limitation, Section 4.5(d), a Member may not Dispose of all or any portion of its Membership Interest in the Company, except with the prior written consent of the other Member, which consent may be granted or withheld in the Member's sole and absolute discretion, with or without cause, and subject to such conditions as it shall deem appropriate. Any attempted Disposition of all or any portion of a Membership Interest, other than in strict accordance with this Article, shall be null and void ab initio.

                  (b) For purposes of this Article XI only and subject to
Section 11.2, the terms "Disposition" or "Dispose" shall not include any sale, assignment, transfer, conveyance or other disposition of any Membership Interest to any Affiliates of a Member or any corporate reorganization involving only an Affiliate or Affiliates of a Member.

         11.2 Change of Control of InCon. For purposes of this Article XI, a Disposition of shares or other ownership interest in InCon or the sole shareholder of the capital stock of InCon, which results in a change of control of InCon shall be deemed to constitute an assignment of InCon's Membership Interest in the Company.

         11.3 Preferential Right on Sales of Membership Interests. Subject to the other provisions of this Article XI, either Member may Dispose of all of its Membership Interest in accordance with this Section 11.3. Should either Member at any time desire to Dispose of all (but no Member may Dispose of part of its Membership Interest) of its Membership Interest, such Member (the "First Member") shall promptly give notice thereof (the "Preferential Notice") to the other Member (the "Second Member"). The Preferential Notice shall set forth all relevant information in respect of the proposed Disposition, including without limitation the name and address of the prospective transferee, the purchase price, the terms of payment, and the proposed closing date. The Second Member shall have the following rights (which shall be exercised by written notice to the First Member given no later than thirty (30) days after the Second Member's receipt of the Preferential Notice): (i) the preferential right to acquire, at the same purchase price and upon the same terms and conditions as set forth in the Preferential Notice, the Membership

Interest of the First Member, or (ii) the right to consent to the proposed Disposition to the party identified in the Preferential Notice upon the exact terms and conditions set out in the Preferential Notice. If the optional right described in the immediately preceding clause (i) is not exercised within such thirty (30) day period, then the First Member may Dispose of its Membership Interest to the prospective transferee named in the Preferential Notice for the same purchase price and upon the same terms and conditions as therein set forth, provided such transaction is consummated within sixty (60) days after the Second Member's receipt of the Preferential Notice. Thereafter the First Member may not consummate such transaction without again complying with the provisions of this
Section 11.3. As a condition to the validity of any sale of an interest in the Company to a third party pursuant to this Section 11.3, prior to or concurrently with the closing of such sale such third party shall execute such documents as the Second Member may reasonably require pursuant to which the third party becomes bound by all terms and provisions of this Agreement. Following any such sale, the First Member shall be relieved of future liability hereunder, but shall not be relieved of any liabilities arising prior to such sale. Any closing of a sale of an interest from one Member to another pursuant to this Section
11.3 shall be held in accordance with the terms and provisions relative thereto set forth in the Preferential Notice.

         11.4 Buy-Sell Options. All the terms and provisions of this Article XI are subject to the rights of the Members under Article XIV. Without limiting the generality of the foregoing, any Member may exercise the rights set forth in
Article XIV notwithstanding the existence of a Preferential Notice.

                                   ARTICLE XII

                           DISSOLUTION OF THE COMPANY

         12.1 Dissolution. The affairs of the Company shall be wound-up (and the Company dissolved and liquidated upon completion of such winding up) on the first to occur of the following events:

                  (a) the unanimous consent of the Members;

                  (b) entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act;

                  (c) subject to Article XIV (and to the extent permitted by applicable Law), the bankruptcy (as defined in Section 18-304 of the Act) or dissolution of either Member (upon the occurrence of such a bankruptcy and prior to the winding-up of the Company, the non-bankrupt Member shall have the right to exercise the option described in Section 12.5);

                  (d) subject to Article XIV, at the written election of either Member delivered to the other Member in accordance with the provisions of
Article XIII, following the Members' failure to resolve a Deadlock Event; or

                  (e) subject to Article XIV, at the written election of a non-defaulting Member if the other Member defaults in the performance of any material obligation under this Agreement or the Master Formation Agreement and such defaulting Member has not cured such default within 30 days, with respect to defaults under this Agreement, and 30 days, with respect to defaults under the Master Formation Agreement, of its receipt of a notice specifying such default.

         12.2 Deficit Capital Accounts. No Member shall be required to pay to the Company, to any other Member or to any third party, any deficit balance that may exist from time to time in such Member's capital account.

         12.3 Winding-Up.

                  (a) On the occurrence of an event described in Section 12.1, the Management Committee shall appoint a liquidator by vote of Majority Interest. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:

                  (i) as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

                  (ii) the liquidator shall discharge from Company funds all of the indebtedness and other debts, liabilities and obligations of the Company (including all expenses incurred in winding up and any loans described in Sections 4.3 and 4.5) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

                  (iii) all remaining assets of the Company shall be distributed to the Members in accordance with their Sharing Ratios.

                  (b) All assets of the Company shall be sold by the liquidator and may be sold to Members, and the net proceeds derived from any such sale shall be applied and distributed in the following order of priority:

                  (i) First, to the payment of any debts and liabilities of the Company; and

                  (ii) Second, in the order and in the proportions set forth in
         Section 6.2.

                  (c) The distribution of cash or property to a Member in accordance with the provisions of this Section 12.3 constitutes a complete return to the Member of its Capital

Contributions and a complete distribution to the Member of its Membership Interest and all the Company's property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

                  (d) On completion of such final distribution, the Members shall file a Certificate of Cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company.

         12.4 Effect of Dissolution on the Transition Services Agreement. Upon the occurrence of any dissolution of the Company pursuant to Section 12.1, the Transition Services Agreement shall be terminated.

         12.5 Bankruptcy Remedies. Upon the bankruptcy (as defined in Section 18-304 of the Act) or dissolution of a Member, prior to the winding up of the Company, the other Member shall have the sole and exclusive authority to manage the Company and shall, further, have the right to elect to have the Company continue its business, rather than be dissolved and liquidated.

         12.6 No Consequential Damages. Except as expressly set forth in this Agreement or the Related Agreements, no Member shall be responsible for any lost profits or other consequential damages arising as a result of the breach of this Agreement or any of the Related Agreements. In addition, no termination of the Company shall relieve any Member from its indemnification obligations under this Agreement or the Related Agreements.

                                  ARTICLE XIII

                         DEADLOCK RESOLUTION PROCEDURES

         13.1 Notice of Deadlock Issue. If the Members are in disagreement over an issue that falls within the definition of Deadlock Issue, either Member may initiate the procedures provided in this Article XIII by giving written notice to the other Member and calling a special meeting in accordance with Section 13.2.

         13.2 Special Meeting of Members. A special meeting of the Members to consider the Deadlock Issue shall be convened not less than 30 days, nor more than 60 days, after the notice described in Section 13.1.

         13.3 Post-Meeting Time Period to Resolve Deadlock Issue. If the Deadlock Issue remains unresolved after the date established by the notifying Member in its notice delivered pursuant to Section 13.1, the Members shall attempt to resolve the Deadlock Issue to their mutual satisfaction during the 120-day period immediately following such date.

         13.4 Declaration of Deadlock Event.

                  (a) Under the circumstances described in Section 13.4(b), if a Deadlock Issue is not resolved during the 120-day period described in Section
13.3 either Member may, within

30 days after the expiration of such 120-day period, give written notice to the other Member declaring a Deadlock Event with respect to the Deadlock Issue.

                  (b) A Deadlock Event under Section 13.4(a) may be declared a Deadlock Event only if the notice required by Section 13.4(a) is properly given. Otherwise, no Deadlock Event may be declared, and the Members shall be subject to Section 13.5.

         13.5 Failure to Declare Deadlock Event. If no Deadlock Event is, or can be, declared under Section 13.4(a), the Deadlock Issue shall lapse, and neither Member may thereafter give notice under Section 13.1 with respect to the same issue until thirty (30) days has elapsed from the end of the 120-day period specified in Section 13.3.

         13.6 Post-Declaration Time Period to Resolve Deadlock Event. The Members shall attempt to resolve the Deadlock Event to their mutual satisfaction during the 30-day period immediately following the declaration of the Deadlock Event.

         13.7 Election to Dissolve Company. If the Deadlock Issue is not resolved during the 30-day period described in Section 13.6, either Member may, within 30 days immediately following that 30-day period give written notice to the other Member exercising its right under Section 12.1(d) to dissolve the Company.

         13.8 Buy-Sell Option. All of the terms and provisions of this Article XIII are subject to the rights of the Members under Article XIV. Without limiting the generality of the foregoing, any Member may exercise the rights set forth in Article XIV notwithstanding the existence of a Deadlock Issue or a Deadlock Event.

                                   ARTICLE XIV

                                BUY-SELL OPTION

         14.1 Buy-Sell Notice. At any time, either Member (the "Triggering Member") may send a notice (the "Buy-Sell Notice") to the other Member (the "Receiving Member"). The Buy-Sell Notice shall constitute a binding offer by the Triggering Member to take either of the following actions, pursuant to this
Article XIV: (a) sell all of its Membership Interest to the Receiving Member, or
(b) purchase all of the Membership Interest of the Receiving Member, in either case for the cash price per Sharing Ratio percentage (the "Purchase Price") set forth in the Buy-Sell Notice.

         14.2 Actions by Receiving Member. No later than 60 days after the giving of the Buy-Sell Notice to the Receiving Member, the Receiving Member shall notify (the "Response Notice") the Triggering Member whether the Receiving Member elects (a) to sell or (b) to purchase, in either case at the Purchase Price. Failure to give the Response Notice within such 60-day period shall be deemed to be an election to sell by the Receiving Member.

         14.3 Closing. The closing of the sale and purchase in accordance with this Article XIV shall occur at the principal place of business of the Company on the 60th day after (a) the giving of the Response Notice or (b) after the date that the Receiving Member is deemed to make an election to sell as set forth in Section 14.2 above, as the case may be (or, if later, the fifth day after the receipt of all applicable regulatory and governmental approvals to the purchase), unless the parties to such closing agree upon a different place or date. At the closing, the following shall occur:

                  (i) The Member purchasing the applicable Membership Interest (the "Purchaser") shall pay to the Member selling such Membership Interest (the "Seller") the Purchase Price.

                  (ii) The Seller shall transfer its Membership Interest to the Purchaser by instrument of assignment, bill of sale and such other instruments as shall be reasonably requested by the Purchaser, shall warrant to the Purchaser that the Membership Interest sold is free and clear of all legal and equitable claims of third parties and, if requested to do so by the Purchaser, shall provide an opinion of Seller's regular counsel stating that, in the opinion of such counsel, the instruments and agreements delivered to the Purchaser by Seller with respect to such sale are binding on the Seller.

         14.4 Failure to Close. If the Purchaser shall fail to complete its acquisition of the Seller's Membership Interest pursuant to Section 14.3 for reasons other than the breach by the Seller of any of its obligations imposed on it thereunder, the Seller may elect (a) to purchase the Purchaser's Membership Interest for a price equal to 90% of the Purchase Price that the Purchaser would have received if, instead of being the Purchaser, it had been the Seller there under, with the closing of the purchase and sale of such Membership Interest pursuant to this Section 14.4 to take place within 90 days after notice is given by the Seller to the Purchaser of its election to apply this Section 14.4, which notice must be given within 60 days of such failure by Purchaser, or (b) to cancel the Buy-Sell Notice or the Response Notice, as the case may be.

                                   ARTICLE XV

                               GENERAL PROVISIONS

         15.1 Notices. Any and all notices to any of the parties hereto provided for or permitted under this Agreement or by Law shall be given in writing by personal delivery, telecopier, overnight delivery service, or by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below, and shall be effective upon actual receipt or, if given by certified or registered mail, as of three
(3) days after the date of mailing:

         (a)      If to InCon:              InCon Technologies, Inc.
                                            970 Douglas Road
                                            Batavia, Illinois 60510
                                            Attention: President
                                            Telecopy No.: 630-761-1190

                  With copies to:           Wendy E. Rieder, Esq.

                                            107 Barrett Hill Road
                                            Mahopac, NY 10541
                                            Telecopy No.: 914-628-2415


         (b)      If to Bionutrics:         Bionutrics, Inc.
                                            2425 E. Camelback Road, Suite 650
                                            Phoenix, Arizona 85016
                                            Attention: Ronald H. Lane
                                            Telecopy No.: 602-508-0115

                  With copies to:           Friedman Siegelbaum LLP
                                            399 Park Avenue, 20th Floor
                                            New York, New York 10022-4689
                                            Attention: J. Robert Horton
                                            Telecopy No.: 212-980-6991

         (b)      If to Humko:              AC HUMKO CORP.
                                            7171 Goodlett Farms Parkway
                                            Memphis, Tennessee 38018
                                            Telecopy No. 901-381-3066
                                            Attention:  President

                                            - and-

                                            AC HUMKO CORP.
                                            7171 Goodlett Farms Parkway
                                            Memphis, Tennessee 38018
                                            Telecopy No. 901-381-3066
                                            Attention:  General Counsel

                  With copies to:           Vinson & Elkins L.L.P.
                                            2500 First City Tower
                                            1001 Fannin
                                            Houston, Texas 77002-6760
                                            Telecopy No.:  713-615-5234
                                            Attention:  J. Brian Sokolik

Any party may change its address or add or change parties for receiving notice by written notice given to the other names above in the manner required above.

         15.2 Entire Agreement; Supersedure; Amendment; Written Consents and Agreements. This Agreement and the Related Agreements constitute the entire agreement of the Members relating to the Company and supersede all prior contracts or agreements with respect to the Company, whether oral or written. This Agreement and the Related Agreements may be amended only by a written instrument signed by an authorized representative of each Member.

No consent, agreement or approval of a Member that is contemplated under this Agreement shall be valid unless in writing and signed by such Member.

         15.3 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any person in the performance by that person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that person of the same or any other obligations of that person with respect to the Company.

         15.4 Amendments of Certificate and Regulations. The Certificate and this Agreement may be amended or restated only with the unanimous approval of the Members.

         15.5 Binding Effect. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

         15.6 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF DELAWARE.

         15.7 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by applicable Law.

         15.8 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         15.9 Press Releases. During the term of this Agreement, each Member shall consult with the Company and each other regarding the development and distribution of all news releases and other public disclosure regarding any aspect of the Company or its business, and no such press release shall be issued without the approval of both Members.

         15.10 Trademarks. Unless expressly permitted by a Member or otherwise covered in the Master Formation Agreement, neither Member nor the Company may use the trademark or designs of the other Member or Company, as the case may be. No Member shall have any obligation to license any of its trademarks to the Company or the other Member.

         15.11 Conflicts Between this Agreement and a Related Agreement. In the event of a conflict between a provision contained in this Agreement and a provision contained in the Master Formation Agreement, the provision contained in the Master Formation Agreement shall prevail. In the event of a conflict between a provision contained in the Agreement and a provision contained in another Related Agreement, the provision contained in this Agreement shall prevail.

         15.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute the same instrument.

         IN WITNESS WHEREOF, the parties below have executed this Agreement as of the date first set forth above.

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

                                       MEMBERS:

                                       AC HUMKO CORP., a Delaware corporation


                                       By
                                         Daniel S. Antonelli
                                         President & CEO

                                                        "HUMKO"

                                       INCON TECHNOLOGIES, INC., a Delaware
                                       corporation


                                       By
                                         John R. Palmer
                                         President

                                                    "INCON"

                    [SIGNATURE PAGE 2 TO MEMBERS AGREEMENT]

                                       2